                                                              Exhibit 23
                                                              ----------

        [Letterhead of Larry E. Nunn & Associates, L.L.C.]


           CONSENT OF LARRY E. NUNN & ASSOCIATES, L.L.C.
           ---------------------------------------------


We consent to the incorporation by reference in the Registration Statement and in the related Prospectus listed below of Unified Financial Services, Inc. of our report dated October 6, 1998, with respect to the financial statements of Fiduciary Counsel, Inc. for the year ended December 31, 1997, incorporated by reference in this Current Report on Form 8-K/A.

     Form                Registration Number
     ----                -------------------
     S-8                 333-53863

                         /s/ Larry E. Nunn & Associates, L.L.C.
                         Larry E. Nunn & Associates, L.L.C.
                         Certified Public Accountants
                         Columbus, Indiana
                         October 20, 1998